UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

BIO-key International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

BIO-KEY INTERNATIONAL, INC.

101 Crawfords Corner Road, Suite 4116

Holmdel, NJ 07733

March [__], 2026

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of BIO-key International, Inc. (the “Company”) on April 20, 2026, at 10:00 a.m., local time, at our offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733.

The Notice of Special Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the meeting and should be read in their entirety.

The purpose of the meeting is for our stockholders to consider and approve a proposed amendment to our Certificate of Incorporation, as amended, to effect a reverse split of our issued and outstanding common stock at a ratio between 1-for-2 and 1-for-10, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than May 6, 2026 (the “Reverse Stock Split”).

The Reverse Stock Split should, among other things, assist the Company in our effort to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires that we maintain a minimum bid price of $1.00 per share.

THE REVERSE STOCK SPLIT WILL AFFECT ALL HOLDERS OF COMMON STOCK UNIFORMLY, AND NO STOCKHOLDER’S INTEREST IN THE COMPANY WILL BE DILUTED AS EACH STOCKHOLDER WILL HOLD THE SAME PERCENTAGE OF COMMON STOCK OUTSTANDING IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT AS THAT STOCKHOLDER HELD IMMEDIATELY PRIOR TO THE REVERSE STOCK SPLIT, EXCEPT FOR IMMATERIAL ADJUSTMENTS THAT MAY RESULT FROM THE TREATMENT OF FRACTIONAL SHARES AS DESCRIBED BELOW.

It is important that your shares be represented at the meeting. We hope that you will have your shares represented by signing, dating and returning your proxy as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy. Whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed envelope.

We look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,

/s/ Michael W. DePasquale
Michael W. DePasquale
Chairman and Chief Executive Officer

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

BIO-KEY INTERNATIONAL, INC.

101 Crawfords Corner Road, Suite 4116

Holmdel, NJ 07733

Notice of Special Meeting of Stockholders

You are hereby notified that a special meeting of stockholders of BIO-key International, Inc. (the “Company”) will be held on April 20, 2026, at 10:00 a.m., local time, at our offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733.

The purpose of the meeting is for our stockholders to consider and approve a proposed amendment to our Certificate of Incorporation, as amended, to effect a reverse split of our issued and outstanding common stock at a ratio between 1-for-2 and 1-for-10, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than May 6, 2026.

Only holders of record of our common stock as of the close of business on March 9, 2026 are entitled to notice of and to vote at the meeting, or any adjournment thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED.

By order of the Board of Directors,

/s/ Michael W. DePasquale

Michael W. DePasquale

Chairman and Chief Executive Officer

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

BIO-KEY INTERNATIONAL, INC.

101 Crawfords Corner Road, Suite 4116

Holmdel, NJ 07733

PROXY STATEMENT

This proxy statement contains information related to the special meeting of stockholders of BIO-key International, Inc. (the “Company,” “we” or “us”) to be held on April 20, 2026, at 10:00 a.m., local time, at our offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733, and at any adjournments thereof (the “Special Meeting”), for the purpose set forth in the attached Notice of Special Meeting of Stockholders. This proxy statement and the enclosed proxy card are first being mailed to our stockholders on or about March [__], 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 20, 2026. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY CARD ARE AVAILABLE AT WWW.PROXYVOTE.COM. In accordance with rules issued by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

VOTING AT THE SPECIAL MEETING

Who Can Vote

Only stockholders of record at the close of business on March 9, 2026, the record date, are entitled to notice of and to vote at the meeting, and at any adjournment(s) thereof. As of March 9, 2026, 10,849,618 shares of our common stock, par value $0.0001 per share, were issued and outstanding. Holders of our common stock are entitled to one vote per share for each proposal presented at the meeting.

How to Vote; How Proxies Work

Our Board of Directors is asking for your proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience. We will bear the costs incidental to the solicitation and obtaining of proxies, including the costs of reimbursing banks, brokers and other nominees for forwarding proxy materials to beneficial owners of our common stock. Proxies may be solicited by our officers and employees, without extra compensation, by mail, telephone, telefax, personal interviews and other methods of communication. We may engage the services of a proxy solicitation firm to assist in the solicitation of proxies which we anticipate would cost approximately $20,000.

If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

●

By Internet. You may submit a proxy electronically via the internet by following the instructions provided on the proxy card. Please have your proxy card in hand when you access the website. Internet voting facilities will close at 11:59 p.m., Eastern Time, on April 19, 2026.

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By Telephone. You may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have the proxy card in hand when you call. Telephone voting facilities will close at 11:59 p.m., Eastern Time, on April 19, 2026.

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By Mail. You may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope in accordance with the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the Special Meeting so that your shares will be voted even if you are unable to attend.

●

In Person. If you plan to attend the Special Meeting and vote in person, we will provide you with a ballot at the Special Meeting. You may vote in person at the Special Meeting by completing a ballot; however, attending the Special Meeting without completing a ballot will not count as a vote.

At the meeting, and at any adjournment(s) thereof, all shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by the proxies will be voted:

(i) FOR an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio between 1-for-2 and 1-for-10, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse split to be determined by our Board of Directors, in its discretion, following stockholder approval (if obtained), but no later than May 6, 2026 (the “Reverse Stock Split”), or to determine not to proceed with the Reverse Stock Split (“Proposal 1”); and

(ii) in the discretion of the person named in the enclosed form of proxy, on any other proposals which may properly come before the meeting or any adjournment(s) thereof.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of your broker or other nominee in order for your shares to be voted. If your shares are not registered in your name and you plan to vote your shares in person at the meeting, you must obtain and bring with you to the meeting a “legal proxy” from the broker or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares at the meeting.

If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to assure that all of your shares will be voted.

What Constitutes a Quorum

The presence, in person or by proxy, of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will constitute a quorum for the transaction of business.

What Vote is Required

In accordance with Delaware law, approval and adoption of Proposal 1 requires that the votes cast for the amendment to our Certificate of Incorporation, as amended, exceed the votes cast against the amendment to our Certificate of Incorporation, as amended.

How Abstentions and Broker Non-Votes Are Treated

Abstentions will be counted as shares that are present for purposes of determining a quorum. Abstentions will have no effect on Proposal 1.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the nominee holding the shares. If the beneficial owner does not provide voting instructions, the nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to matters that are considered to be “non-routine.” The Reverse Stock Split is a “routine” matter and may be voted upon by your broker if you do not submit voting instructions. As a result, we do not anticipate any broker non-votes with respect to Proposal 1.

Broker non-votes will be counted as shares that are present for purposes of determining a quorum. Since we do not anticipate any broker non-votes on Proposal 1, broker non-votes will have no effect.

Voting of Proxies

Our Board of Directors recommends a vote “FOR” the Reverse Stock Split. Your shares of common stock will be voted in accordance with the instructions contained in your signed proxy card. If you return a signed proxy card without giving specific voting instructions, proxies will be voted in favor of the Board of Directors’ recommendations with respect to such proposal as set forth in this proxy statement.

How to Revoke

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our chief financial officer, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the meeting. The mere presence at the meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the meeting.

No Dissenters or Appraisal Rights

Under the General Corporation Law of the State of Delaware, our Certificate of Incorporation, as amended, and our Bylaws, the holders of common stock will not be entitled to dissenter’s rights or appraisal rights in connection with the proposals set forth herein.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 9, 2026, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current executive officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as awarded, and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of March 9, 2026 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 10,849,618 shares of common stock outstanding on March 9, 2026.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Executive Officers

Michael W. DePasquale	114,674	(2)	1.1%
Cecilia C. Welch	59,570	(3)	*
Mira K. LaCous	38,345	(4)	*
James D. Sullivan	110,192	(5)	1.0%
Robert J. Michel	23,587	(6)	*
Emmanuel Alia	21,323	(7)	*
Wong Kwok Fong (Kelvin)	35,480	(8)	*
Cameron E. Williams	21,950	(9)	*
All officers and directors as a group (eight (8) persons)	425,121		3.9%

Beneficial Owners

Fiber Food Systems, Inc. 530 Technology Drive, Suite 100 Irvine, CA 92618	595,000	(10)	5.5%

* Less than 1%

(1)	Unless otherwise indicated, the address of each person listed below is c/o BIO-key International, Inc., 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733
(2)	Includes 232 shares issuable on exercise of options, 9,167 shares issuable upon exercise of warrants, and 73,120 shares of restricted stock of which 61,648 remain subject to vesting.
(3)	Includes 174 shares issuable upon exercise of options and 61,064 shares of restricted stock of which 50,555 remain subject to vesting.
(4)	Includes 87 shares issuable upon exercise of options and 35,203 shares of restricted stock of which 31,185 remain subject to vesting.
(5)	Includes 174 shares issuable on exercise of options, 12,667 shares issuable upon exercise of warrants, and 66,064 shares of restricted stock of which 55,555 remain subject to vesting.
(6)	Includes 36 shares issuable on exercise of options and 8,778 shares of restricted stock of which 7,425 remain subject to vesting.
(7)	Includes 18 shares issuable on exercise of options and 8,778 shares of restricted stock of which 7,425 remain subject to vesting.
(8)

Includes 232 shares issuable on exercise of options and 5,786 shares of restricted stock of which 4,342 remain subject to vesting. The address of Kelvin is Flat C, 27/F, Block 5, Grand Pacific Views, Siu Lam, Hong Kong N7.

(9)	Includes 8,778 shares of restricted stock of which 7,425 remain subject to vesting.
(10)

Based on information contained in a Form 3 filed with the SEC on December 9, 2024 and other information known to the Company. Fiber Food Systems, Inc. is the direct holder of 595,000 shares of common stock and has sole voting and dispositive power over the shares.

PROPOSAL 1

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

The Board of Directors has unanimously approved, and recommended that our stockholders approve, an amendment to our Certificate of Incorporation, as amended, in substantially the form attached hereto as Appendix A (the “Certificate of Amendment”), to effect the Reverse Stock Split at a ratio of between 1-for-2 and 1-for-10, with the final decision of whether to proceed with the Reverse Stock Split and the exact ratio of the Reverse Stock Split to be determined by our Board of Directors, in its discretion. If the stockholders approve the Reverse Stock Split, and the Board of Directors decides to implement it, the Reverse Stock Split will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and no stockholder’s interest in the Company will be diluted as each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Certificate of Amendment will not reduce the number of authorized shares of common stock (which will remain at 170,000,000) and will not change the par value of the common stock (which will remain at $0.0001 per share).

Reasons for the Reverse Stock Split

On May 9, 2025, we received a letter from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company did not satisfy the continued listing requirement to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the Company’s closing bid price was less than $1.00 per share for the 30 consecutive business days prior to the date of the Nasdaq letter. On November 6, 2025, we received a letter from Nasdaq (the “Letter”) stating that although the Company had not regained compliance with the Minimum Bid Price Requirement, Nasdaq determined that the Company was eligible for an additional 180-day period, or until May 4, 2026, to regain compliance with the Minimum Bid Price Requirement. In the Letter, Nasdaq stated that its determination was based on (i) the Company meeting the continued listing requirement for market value of its publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and (ii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. Our Board of Directors has unanimously approved and declared advisable an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of all issued and outstanding shares of our Common Stock, in a ratio between 1-for-2 and 1-for-10, in order to, among other things, assist the Company in our effort to regain compliance with the Minimum Bid Price Requirement.

The precise ratio of the proposed Reverse Stock Split shall be a whole number within this range, determined in the sole discretion of our Board of Directors. It is expected that such determination, if any, shall occur at some time on or prior to May 6, 2026. By approving this proposal, stockholders will give our Board of Directors authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of Common Stock will be automatically reclassified up to and including a ratio between 1-for-2 and 1-for-10. Our Board of Directors believes that providing our Board of Directors with this grant of authority with respect to setting the reverse split ratio, rather than approval of a pre-determined reverse stock split ratio, will give our Board of Directors the flexibility to set the ratio in accordance with current market conditions and, therefore, allow our Board of Directors to act in the best interests of the Company and our stockholders.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
●	the number of shares of our common stock then outstanding, and the number of shares of common stock issuable upon exercise of options and warrants then outstanding;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
●	prevailing general market and economic conditions;
●	any threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in our common stock; and
●	compliance with the Minimum Bid Price Requirement.

If our stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the Reverse Stock Split, we will file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) to effect the proposed Reverse Stock Split, in the form attached to this proxy statement as Appendix A. Our Board of Directors has approved and declared advisable the proposed amendment to the Company’s Certificate of Incorporation, as amended, as set forth in the Certificate of Amendment, in the form attached to this proxy statement as Appendix A. If the proposed Reverse Stock Split is effected, then the number of issued and outstanding shares of our common stock would be reduced. Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders. Thus, the Board of Directors, at its discretion, may cause the filing of the Certificate of Amendment (following stockholder approval) to effect the Reverse Stock Split or abandon the amendment and not effect the Reverse Stock Split if it determines that any such action is or is not in the best interests of our Company and stockholders.

Prior to filing the amendment to the Certificate of Amendment reflecting the Reverse Stock Split, we must first notify Nasdaq of the anticipated record date of the Reverse Stock Split.

Purpose of Proposed Reverse Stock Split

Nasdaq Listing Rule 5550(a)(2) requires that we maintain a minimum bid price of $1.00 per share to maintain our listing on the Nasdaq Capital Market. On March [__], 2026, the sale price of our common stock on the Nasdaq was $0.[__] per share. A decrease in the number of issued and outstanding shares of our common stock resulting from the Reverse Stock Split should, absent other factors, cause the per share market price of our common stock to trade above the required price. However, we cannot provide any assurance that (i) we will regain compliance with Nasdaq Listing Rule 5550(a)(2), or other listing requirements, in effect the Nasdaq Capital Market or (ii) even if we do, that our minimum bid price would remain over the minimum bid price requirement of the Nasdaq Capital Market following the Reverse Stock Split.

Our Board of Directors believes that the Reverse Split and any resulting increase in the per share price of our common stock will enhance the acceptability and marketability of our common stock to the financial community and investing public. Some investors prefer to invest in stocks that trade at a per share price range more typical of companies listed on Nasdaq. Also, some brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in stocks priced below a certain level (for example, $5.00 per share) or tend to discourage individual brokers from recommending lower-priced stocks to their customers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results and financial outlook and investor perception of our future prospects, as well as general market and economic conditions, among many factors, may positively or negatively affect the trading price of our common stock. Therefore, even if the Reverse Stock Split is effected, the trading price of our common stock may not increase to a level we may have expected following the Reverse Stock Split or, if it does, the trading price of our common stock may decrease in the future. Additionally, the trading price per share of our common stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

We believe increasing the trading price of our common stock will assist in meeting the continued listing criteria of The Nasdaq Capital Market and is our best option to meet the bid price criteria to comply with the continued listing requirements. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

In addition, an increase in the per share trading value of our common stock would be beneficial to us to the extent that it would:

●	improve the perception of our common stock as an investment security;
●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;
●	appeal to a broader range of investors to generate greater investor interest in us; and
●

reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

Future Issuances

In addition to the foregoing, the Reverse Stock Split will provide us with the ability to support our present capital needs and future anticipated growth. As discussed below under the caption “Effect on Authorized but Unissued Shares,” the Reverse Stock Split will have the effect of increasing the number of shares of common stock that we are authorized to issue. We have historically met our capital needs primarily through the sale of our debt and equity securities. The availability of additional shares of common stock would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. The Reverse Stock Split would permit us to undertake certain of the foregoing actions without the delay and expense associated with holding a meeting of stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of our common stock.

We have no specific plans, arrangements or understandings, whether written or oral, to issue any additional shares.

We do not intend to use the Reverse Stock Split as a part of or a first step in a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act. There is no plan or contemplated plan by us to take ourselves private at the date of this proxy statement.

Consequences of Not Obtaining Stockholder Approval of the Reverse Stock Split

If we do not obtain stockholder approval of the Reverse Stock Split and we are unable to satisfy the listing requirements for the Nasdaq Capital Market, we may be delisted from the exchange. In addition, if we need additional capital to fund operations and at such time do not have a sufficient number of authorized and unissued shares of common stock to raise such additional capital, our business would be materially and adversely affected.

If stockholder approval for the Reverse Stock Split is not obtained, the number of shares of our common stock that are issued and outstanding will not change and the anticipated benefits of the Reverse Stock Split described above under “Reasons for the Reverse Stock Split” will not be achieved.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, a stockholder holding 100,000 shares of common stock before the reverse stock split would instead hold 20,000 shares of common stock immediately after the reverse stock split if the ratio at which the Board of Directors determines the ratio to be 1-for-5. Each stockholder’s proportionate ownership of outstanding shares of common stock would remain the same, subject to immaterial adjustments due to the issuance of an additional share in lieu of a fractional share. All shares of common stock will remain validly issued, fully paid and non-assessable.

After the effective date of the Reverse Stock Split, our common stock will have a new committee on uniform securities identification procedures number, also known as a CUSIP number, which is a number used to identify our common stock. Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act.

Effect on Authorized but Unissued Shares

The Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of common stock available for issuance. The number of shares of common stock that we are authorized to issue will not be decreased and will remain at 170,000,000.

The table below provides examples of reverse stock splits at various ratios between 1-for-2 and 1-for-10, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if effected, will depend on the actual ratio that is determined by our Board of Directors.

Shares outstanding at March 9, 2026	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding
10,849,618	1-for-2	5,424,809	50%
10,849,618	1-for-6	1,808,270	83%
10,849,618	1-for-10	1,084,962	90%

The resulting decrease in the number of shares of our common stock outstanding could potentially adversely affect the liquidity of our common stock, especially in the case of larger block trades.

Certain Risks Associated with the Reverse Stock Split

A reverse stock split could result in a significant devaluation of our market capitalization and the trading price of our common stock.

We cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of issued and outstanding shares of common stock or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The effect the Reverse Stock Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the Reverse Stock Split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The reduced number of shares of common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.

Although the Board of Directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 170,000,000 after the Reverse Stock Split is to facilitate our ability to issue additional shares of common stock to execute our business plan, not to establish any barriers to a change of control or acquisition of the Company. Shares of common stock that are authorized but unissued provide the Board of Directors with flexibility to effect, among other transactions, public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, the increase in the number of shares of common stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of our Board of Directors or contemplates a tender offer or other transaction involving the combination of our Company with another company, it may be possible for us to impede the attempt by issuing additional shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of our Company. By potentially discouraging initiation of any such unsolicited takeover attempt, our Certificate of Incorporation, as amended, may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Reverse Stock Split may also have the effect of permitting our current management, including our Board of Directors, to retain its position indefinitely and place it in a better position to resist changes that our stockholders may wish to make if they are dissatisfied with the conduct of our business.

Our Board of Directors did not propose this Reverse Stock Split in response to any effort known to the Board of Directors to accumulate common stock or to obtain control of our Company by means of a merger, tender offer or solicitation in opposition to management. In addition, this proposal is not part of any plan by management to recommend a series of similar amendments to our stockholders. Finally, except as described in this proxy statement, our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation, as amended, that could be construed as affecting the ability of third parties to take over or change the control of our Company.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution.

Effect on Fractional Stockholders

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, we intend to round fractional shares up to the next whole share.

Effect on Beneficial Stockholders

If you hold shares of common stock in “street name” through an intermediary, we will treat your common stock in the same manner as stockholders whose shares are registered in their own names. Intermediaries will be instructed to effect the Reverse Stock Split for their customers holding common stock in street name. However, these intermediaries may have different procedures for processing a reverse stock split. If you hold shares of common stock in street name, we encourage you to contact your intermediaries.

Registered “Book-Entry” Holders of Common Stock

If you hold shares of common stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of common stock held following the reverse stock split.

Effect on Registered Stockholders Holding Certificates

As soon as practicable after the Reverse Stock Split, our transfer agent will mail transmittal letters to each stockholder holding shares of common stock in certificated form. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his or her Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and to represent only the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

Effect on Outstanding Options and Warrants

Upon a reverse stock split, all outstanding options, warrants and future or contingent rights to acquire common stock will be adjusted to reflect the Reverse Stock Split. With respect to all outstanding options and warrants to purchase common stock, the number of shares of common stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of common stock underlying such options and warrants are reduced as a result of the Reverse Stock Split. Also, the number of shares reserved for issuance under our existing equity incentive plans would be reduced proportionally based on the ratio of the Reverse Stock Split.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve this proposal, and the Board of Directors elects to effect the Reverse Stock Split, we will effect the Reverse Stock Split by filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the Reverse Stock Split will occur automatically, at the time of the filing of the Certificate of Amendment (referred to as the “effective time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the Reverse Stock Split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split.

The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the Reverse Stock Split. By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board of Directors to delay or abandon the Reverse Stock split.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split to our stockholders. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders that received common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a United States holder (defined below) who has held, and will hold, shares of common stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the Reverse Stock Split), including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the Reverse Stock Split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of common stock for post-Reverse Stock Split shares of common stock pursuant to the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefore. The stockholder’s holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Accounting Matters

The par value of the common stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, our stated capital, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced proportionately at the effective time of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

Required Vote

In accordance with Delaware law, approval and adoption of Proposal 1 requires that the votes cast for the amendment to our Certificate of Incorporation, as amended, exceed the votes cast against the amendment to our Certificate of Incorporation, as amended. Abstentions will have no effect on Proposal 1. Since we do not anticipate any broker non-votes on Proposal 1, broker non-votes will have no effect. Shares represented by valid proxies and not revoked will be voted at the meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” Proposal 1.

Board Recommendation

After careful consideration, our Board of Directors has determined that the reverse stock split is advisable and in the best interests of the Company and its stockholders and recommends that you vote “FOR” the approval of the Reverse Stock Split.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting. The person named in the enclosed proxy, or his substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in his best judgment, in regard to such other matters and the transaction of such other business as may properly be brought at the meeting.

FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents to which we refer you in this Proxy Statement contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Proxy Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Proxy Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “should,” “estimate,” “will,” “may,” “future,” “plan,” “intend” and “expect” or the negative of those terms, or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: our history of losses and limited revenue; our ability to raise additional capital; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to migrate Swivel Secure customers to BIO-key and Portal Guard offerings; our ability to execute definitive agreements with Fiber Food Systems, Inc. and/or its customers to utilize our access management solutions; our ability to integrate our solutions into any of Fiber Food Systems, Inc.’s offerings; fluctuations in foreign currency exchange rates; the impact of tariffs and other trade barriers which may make it more costly for us to import inventory from China and Hong Kong and certain product components from South Korea; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of the restatement of our financial statements including any consequences of non-compliance with the SEC and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to maintain effective controls over financial reporting, statements of assumption underlying any of the foregoing, and numerous other matters of national, regional and global scale, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Proxy Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or otherwise, except as required by law.

BY THE BOARD OF DIRECTORS

/s/ Michael W. DePasquale

Michael W. DePasquale

Chairman and Chief Executive Officer

Dated: March _, 2026

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

BIO-KEY INTERNATIONAL, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

BIO-key International, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [__] shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No stockholder will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

THIRD: This Certificate of Amendment shall become effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its undersigned officer this ___ day of ________________.

BIO-KEY INTERNATIONAL, INC.

By: ___________________________________
Name: Michael W. DePasquale
Title: Chief Executive Officer

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PRELIMINARY PROXY CARD

BIO-KEY INTERNATIONAL, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposal 1.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000622644_1 R1.0.0.6

PRELIMINARY PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com

BIO-KEY INTERNATIONAL, INC.
Special Meeting of Stockholders
April 20, 2026 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Michael W. DePasquale as his or her true and lawful agent and proxy with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of BIO-key International, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on April 20, 2026 at 10:00 a.m., local time, at our offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733, and at any adjournment(s) thereof, upon the following proposal more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged), and in his discretion upon any other matters which may properly come before said meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.

0000622644_2 R1.0.0.6

Continued and to be signed on reverse side

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